Exhibit 31.2

CHIEF FINANCIAL OFFICER
CERTIFICATION PURSUANT TO SECTION 302

I, David Mecklenburger, Chief Financial Officer of Professional Diversity Network, Inc. (the “Registrant”), certify that:

1.	I have reviewed this annual report on Form 10-K of the Registrant; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Report.

Date: May 4, 2016	/s/ David Mecklenburger
David Mecklenburger
Chief Financial Officer